Exhibit 10.1

EXECUTION VERSION

STOCK REPURCHASE AGREEMENT

STOCK REPURCHASE AGREEMENT, dated as of February 21, 2015 (this “Agreement”), between Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), and Luigi Lavazza S.p.A., an Italian corporation (the “Seller”).

RECITALS

WHEREAS, the Seller owns 9,934,256 shares (the “Lavazza Shares”) of common stock, par value $0.10 per share (the “Common Stock”), of the Company, which constitutes approximately 6.1% of the issued and outstanding shares of Common Stock of the Company;

WHEREAS, the Seller wishes to transfer to the Company, and the Company wishes to repurchase from the Seller, 5,231,991 shares of Common Stock (the “Repurchase Shares”), on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”); and

WHEREAS, as a condition to and concurrently with the execution of this Agreement, the Company and the Seller are entering into that certain Third Amendment to the Common Stock Purchase Agreement, dated the date hereof, which shall become effective upon the Closing.

AGREEMENT

NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Seller agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1                                    Purchase and Sale of Common Stock.  At the Closing (as defined in Section 1.2 below), and subject to the terms and conditions hereof, the Seller will sell, assign and transfer to the Company, and the Company will repurchase from the Seller, all of the Repurchase Shares.  The Seller agrees to transfer all of the Seller’s right, title and interest in and to the Repurchase Shares at a cash purchase price per Share (the “Per Share Repurchase Price”) equal to $119.18.  The Repurchase Amount (as defined in Section 1.3(b) below) shall be paid by wire transfer of immediately available funds to an account or accounts to be designated by the Seller at least two (2) business days prior to the Closing.

Section 1.2                                    The Closing.  Subject to the terms and conditions hereof, the closing of the repurchase and sale of the Repurchase Shares (the “Closing”) will take place at the corporate offices of the Company, 124 Technology Park, South Burlington, VT 05403, on the earlier of (a) the third business day after the Medallion Guarantees (as hereinafter defined) are obtained, and (b) March 3, 2015.

Section 1.3                                    Deliverables at Closing.

(a)                                 Seller’s Deliverables.  The Seller shall transfer or cause to be transferred to Continental Stock Transfer & Trust Co. (the “Transfer Agent”) on behalf of the Company the stock certificates or uncertificated shares represented by book entry (the “Book-Entry Shares”) constituting the Repurchase Shares, with stock powers for the certificated Repurchase Shares with medallion guarantees in a form acceptable to the Transfer Agent (the “Medallion Guarantees”).

(b)                                 Company’s Deliverables.  The Company shall deliver or cause to be delivered to the Seller: (i) $623,569,092.14 (the “Repurchase Amount”); and (ii) if applicable, a stock certificate or book-entry account of the Company issued in the name of the Seller representing a number of shares of Common Stock equal to the difference between the number of shares of Common Stock represented by the stock certificate or certificates and/or Book-Entry Shares delivered by the Seller in accordance with Section 1.3(a) above and the number of Repurchase Shares.

ARTICLE II
COMPANY REPRESENTATIONS

The Company hereby represents and warrants to the Seller as follows:

Section 2.1                                    Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

Section 2.2                                    Authorization.  This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company by vote of the Company’s board of directors, and this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 2.3                                    Brokerage.  The Company has not engaged any investment banker, broker, or finder in connection with the repurchase of the Shares hereunder and no broker’s or similar fee is payable by the Company or any of its affiliates in connection with the repurchase of the Shares hereunder.

Section 2.4                                    No Violation.  The execution of this Agreement and the repurchase of the Repurchase Shares by the Company will not conflict with, result in a breach or violation of, or constitute a default under, any law, rule or regulation applicable to the Company or any of its subsidiaries or the charter documents of the Company or any of its subsidiaries or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or such subsidiary.

Section 2.5                                    No Consent.  No consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the consummation by the Company of the repurchase of the Repurchase Shares hereunder, other than filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.6                                    Market Activity.  The Company has previously purchased shares of Common Stock in market transactions.  The Company has not repurchased or sold any shares of Common Stock in market transactions on the business day immediately preceding the date of this Agreement.

Section 2.7                                    Sufficient Funds.  At the Closing the Company will have sufficient funds available to deliver the Repurchase Amount in full and to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

Section 2.8                                    No Other Representations or Warranties.  Except for the express representations and warranties of the Seller contained in this Agreement, neither the Seller, nor any of its affiliates, attorneys, accountants or financial and other advisors, has made any representations or warranties to the Company.

ARTICLE III
SELLER REPRESENTATIONS

The Seller hereby represents and warrants to the Company as follows:

Section 3.1                                    Organization.  The Seller is a company, validly existing under the laws of its jurisdiction of organization.  The Seller has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

Section 3.2                                    Authorization.  This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Seller, and this Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

Section 3.3                                    Ownership of Shares.  The Seller is the record and beneficial owner of the Repurchase Shares, and upon the Closing will transfer to the Company, good and marketable title to the Repurchase Shares owned by the Seller, free and clear of any liens, claims, security interests, restrictions, options or other encumbrances of any kind except as created by applicable laws.  The Seller has not granted any option of any sort with respect to the Repurchase Shares or any right to acquire the Repurchase Shares owned by the Seller or any interest therein other than to the Company under this Agreement.  The Seller represents that no person affiliated with it beneficially owns shares of capital stock of the Company other than the Lavazza Shares.

Section 3.4                                    No Violation.  The execution of this Agreement and the transfer of the Repurchase Shares by the Seller will not conflict with, result in a breach or violation of, or constitute a default under, any law, rule or regulation applicable to the Seller or the organizational documents of the Seller or the terms of any indenture or other agreement or instrument to which the Seller is a party or bound, or any judgment, order or decree applicable to the Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller.

Section 3.5                                    No Consent.  No consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the consummation by the Seller of the sale of the Repurchase Shares owned by the Seller hereunder, other than filings required under the Exchange Act.

Section 3.6                                    Investigation; Excluded Information.  The Seller has independently investigated and evaluated the value of the Repurchase Shares owned by the Seller and the financial condition and affairs of the Company without reliance upon any information from the Company or its affiliates other than what is available publicly.  The Seller acknowledges that the Company currently may have, and later may come into possession of, information with respect to the Repurchase Shares and the financial condition and affairs of the Company that is not publicly disclosed or known to the Seller and that may be material to a reasonable investor, such as the Seller, when making investment disposition decisions, including the decision to enter into this Agreement (the “Company Excluded Information”).  Based upon its independent analysis, together with information obtained from sources other than the Company and its affiliates, and notwithstanding its lack of knowledge of the Company Excluded Information, and in full recognition and acknowledgment that the Company is privy to the Company Excluded Information, the Seller has reached its own business decision to effect the sale of the Repurchase Shares owned by the Seller as contemplated hereby.

Section 3.7                                    Investment Experience.  The Seller is sophisticated and capable of understanding and appreciating, and does understand and appreciate, that future events may occur that could increase the price of the Repurchase Shares owned by the Seller, and that the Seller will be deprived of the opportunity to participate in any gain that might have resulted if the Seller had not transferred the Repurchase Shares owned by the Seller to the Company hereunder.

Section 3.8                                    Brokerage.  The Seller has not engaged any investment banker, broker, or finder in connection with the repurchase of the Repurchase Shares hereunder and no broker’s or similar fee is payable by the Seller or any of its affiliates in connection with the transfer of the Repurchase Shares owned by the Seller hereunder.

Section 3.9                                    Market Activity.  The Seller has previously sold shares of Common Stock in market transactions.  The Seller has not purchased or sold any shares of Common Stock in market transactions on the business day immediately preceding the date of this Agreement.

Section 3.10                             Tax Matters.  The Seller has had an opportunity to review with the Seller’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase.  The Seller is relying solely on such advisers and not on any statements or representations of the Company or any of its agents.  The Seller understands that the Seller (and not the Company) shall be responsible for the Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

Section 3.11                             No Other Representations or Warranties.  Except for the express representations and warranties contained in this Agreement, neither the Company, nor any of its affiliates, attorneys, accountants or financial and other advisors, has made any representations or warranties to the Seller.

ARTICLE IV
CONDITIONS TO CLOSING

Section 4.1                                    Conditions to the Company’s Obligations.  The obligations of the Company under Section 1 to purchase the Repurchase Shares at the Closing from the Seller are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 5.8:

(a)                                 Representations and Warranties.  The representations and warranties of the Seller contained in Article III shall be true and correct in all material respects both when made and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)                                 Performance.  The Seller shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)                                  Delivery of Certificates.  The Seller shall have delivered all of the stock certificates and/or Book-Entry Shares representing the Repurchase Shares to be sold at the Closing (or in lieu thereof an affidavit of lost certificate), free and clear of any liens, claims or encumbrances, along with all stock powers, assignments or any other documents, instruments or certificates necessary for a valid transfer of the Repurchase Shares.

(d)                                 Governmental Challenge.  No governmental authority shall have advised or notified the Company or the Seller that the consummation of the transactions contemplated hereunder would constitute a violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the parties’ good faith efforts to cause such withdrawal.

(e)                                  The Third Amendment to the Common Stock Purchase Agreement shall have been executed and delivered by the Seller and has not been terminated.

Section 4.2                                    Conditions to the Seller’s Obligations.  The obligations of the Seller under Section 1 to sell the Repurchase Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Seller in accordance with Section 5.8:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Article II shall be true and correct in all material respects both when made and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)                                 Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)                                  Delivery of Repurchase Amount.  The Company shall have delivered and paid the Repurchase Amount, in immediately available funds, to the Seller.

(d)                                 Governmental Challenge.  No governmental authority shall have advised or notified the Seller or the Company that the consummation of the transactions contemplated hereunder would constitute a violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the parties’ good faith efforts to cause such withdrawal.

ARTICLE V
MISCELLANEOUS

Section 5.1                                    Termination.  This Agreement shall terminate in its entirety and be of no further force or effect with the exception of the provisions set forth in Section 5.3 and Section 5.7 upon the occurrence of any of the following:

(a) the Repurchase has not occurred on or before March 5, 2015; or

(b) the conditions to each party’s obligation to close have not been satisfied or waived on or prior to such date.

Section 5.2                                    Adjustments.  Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Seller under this Agreement.

Section 5.3                                    Confidentiality.  Each party agrees to keep the contents and terms of this Agreement confidential and shall not disclose any such contents or terms to any third party, except to the extent the party is required by applicable law, regulation or legal process to make such disclosure, including such disclosure as the Company or the Seller may reasonably determine to be required to comply with its Exchange Act reporting obligations.

Section 5.4                                    Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and their affiliates with respect to the subject matter of this Agreement and supersedes any and all prior or contemporaneous agreements related to the subject matter hereof.  This Agreement is executed without reliance upon any promise, warranty or representation by any party or any of its affiliates or any representative of any party or any of its affiliates other than those expressly contained herein.  The respective agreements, representations, warranties and other statements of the Company and the Seller, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Company or the Seller or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Repurchase Shares.  This Agreement may not be assigned by the Seller without the written consent of the Company or by the Company without the written consent of the Seller, and any such assignment without such written consent shall be void.

Section 5.5                                    Amendment.  This Agreement may be amended only by written agreement of a subsequent date between the parties hereto.

Section 5.6                                    Further Assurances.  Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

Section 5.7                                    Governing Law; Submission to Jurisdiction.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 5.8                                    Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 5.9                                    Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or “.pdf” signature page, each of which constitutes an original and is admissible in evidence, and all of which constitute one and the same agreement.

Section 5.10                             Expenses.  Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer and
Treasurer

LUIGI LAVAZZA S.P.A.

By:	/s/ Antonio Baravalle
	Name:	Antonio Baravalle
	Title:	Chief Executive Officer

[Signature Page to Stock Repurchase Agreement]